Exhibit 32.1

WRITTEN STATEMENT OF THE PRINCIPAL EXECUTIVE OFFICER
AND PRINCIPAL FINANCIAL OFFICER  PURSUANT TO 18 U.S.C. 1350

Solely for the purposes of complying with 18 U.S.C. 1350, I, the undersigned Principal Executive Officer and Principal Financial Officer of Human BioSystems (the "Company"), hereby certify, based on my knowledge, that the Annual Report on Form 10-KSB of the Company for the fiscal year ended December 31, 2007 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 31, 2008

/s/ Harry Masuda

Harry Masuda

Chief Executive Officer (Principal Executive Officer) and

Acting Chief Financial Officer (Principal Financial Officer)